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                         CERTIFICATE OF AMENDMENT
                                    OF
                       CERTIFICATE OF INCORPORATION
                 BEFORE PAYMENT OF ANY PART OF THE CAPITAL
                                    OF
                       IRON HORSE ACQUISITION CORP.


          It is hereby certified that:

          1. The name of the corporation (hereinafter called the "Corporation") is Iron Horse Acquisition Corp.

          2. The Corporation has not received any payment for any of its stock.

          3. The Certificate of Incorporation of the Corporation is hereby amended by striking out the FIRST article and by substituting in lieu thereof a new FIRST article as follows:

               FIRST: The name of the corporation (hereinafter sometimes referred to as the "Corporation") is:

                      UNITED DEFENSE INDUSTRIES, INC.

          4. The amendment to the Certificate of Incorporation herein certified was duly adopted, pursuant to the provisions of
               Section 241 of the General Corporation Law of the State of Delaware, by at least a majority of the directors who have been elected and qualified.

Signed on September 8, 1997.


Attest:

/s/ Peter J. Clare                 /s/ Allan M. Holt
Peter J. Clare, Secretary          Allan M. Holt, President